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                                                                    EXHIBIT 10.2

                           ABM INDUSTRIES INCORPORATED

                        1985 EMPLOYEE STOCK PURCHASE PLAN
                        (DECEMBER 19, 1995, RESTATEMENT)

     The purpose of this 1985 Employee Stock Purchase Plan (the "Plan") is to provide employees the opportunity to purchase American Building Maintenance Industries, Inc.'s Common Stock through annual offerings to be made until April 30, 1997. An aggregate of 3,100,000 shares of such stock may be issued under the Plan (the "Shares").

     1. ELIGIBILITY. Only employees of ABM Industries Incorporated (the "Corporation") and its subsidiary corporations will be eligible to participate in the Plan. All such employees will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

     2. OFFERINGS. The Plan shall be implemented by granting eligible employees the right to purchase Shares (an "Offering") during offering periods of one (1) year duration (each such period being referred to herein as an "Offering Period") commencing at such times as the Corporation shall determine. The first working day during an Offering Period shall be the "Offering Date" for such Offering Period.

     3. PARTICIPATION. An employee eligible on the Offering Date of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form ("Payroll Deduction Authorization Form") to the Payroll Department at such employee's branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee's compensation.

     Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the standard one (1) year Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering. Any balance in an employee's payroll deduction account at the end of an Offering will remain in the employee's account as funds available for purchase of shares in the subsequent Offering.

     4. DEDUCTIONS. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 10% of the compensation he receives during the Offering Period specified for the Offering (or during such portion thereof as he may elect to participate). As a minimum, an employee must authorize a payroll deduction which, based on his rate of pay at the time of such authorization, would enable him by the end of the Offering Period to accumulate in his account an amount equal to at least the Offering Price (as defined below) of ten Shares for that Offering.

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     5.   DEDUCTION CHANGES.  An employee may at any time increase or decrease his payroll deduction by filing a new Payroll Deduction Authorization Form. The change will become effective for the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any Offering Period. An employee will be deemed to have withdrawn from an Offering if such employee reduces the payroll deduction amount to zero.

     6. WITHDRAWAL OF FUNDS. An employee may at any time and for any reason draw out the balance accumulated in his account, and thereby withdraw from participation in an Offering. He may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.

     7. PURCHASE OF SHARES. Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many full Shares (but not less than ten) as he may elect to purchase for up to 10% of compensation received during the specified Offering Period to be paid by payroll deductions during such period, provided that the maximum number of Shares which may be purchased in any Offering shall be equal to the number obtained by dividing the employee's annual compensation on the Offering Date of such Offering by the fair market value of one Share on the Offering Date of such Offering.

     The purchase price for each Share purchased under any Offering will be the lesser of:

          (a) 85% of the fair market value of one Share on the Offering Date of such Offering (the "Offering Price"), or

          (b) 85% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan (the "Alternate Offering Price").

     As of the last working day of each calendar month during any Offering, the account of each participating employee shall be totalled. When a participating employee shall have sufficient funds in his account to purchase ten or more Shares at the lesser of either the Offering Price or the Alternate Offering Price as of that date, the employee shall be deemed to have exercised his right to purchase the number of full Shares purchasable with the funds in his account at such price, his account shall be charged for the amount of the purchase, and a stock certificate shall be issued to him as of such day. Subsequent Shares covered by the employee's right to purchase will be purchased in the same manner whenever sufficient funds have again accrued in his account.

     Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. A separate employee account will be maintained with respect to each Offering.

     A participating employee may not purchase shares under any Offering beyond 12 months from the Offering Date thereof. Any balance in an employee's account at the end of 12 months from the Offering Date of any Offering which is not sufficient to purchase ten Shares will, unless otherwise indicated, remain in the employee's account for the purchase of shares in the next Offering.

     8. LIMITATION TO PURCHASE OF SHARES. Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee's rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.

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     9.   REGISTRATION OF CERTIFICATES.  Stock Certificates may be registered only in the name of the employee, or if he so indicates on his Payroll Deduction Authorization Form, in his name jointly with a member of his family with rights of survivorship, in the name of a family trust, or in the name of a family member pursuant to a gift which satisfies the requirements of the Uniform Gifts to Minors Act. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his name as tenant in common with a member of his family, without right of survivorship.

     10.  DEFINITIONS.

     "Working Day" means a day other than a Saturday, Sunday or scheduled holiday.

     "Fair Market Value" means the average of the high and low prices of the Corporation's common stock composite transactions on the New York Stock Exchange on a given day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.

     "Parent corporation" means a corporation described in Section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code").

     "Subsidiary corporation" means a corporation described in Section 424(f) of the Code.

     The Plan is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.

     11. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

     12. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him, or, in the event of death, to his estate.

     13. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his lifetime only.

     14. APPLICATION OF FUNDS. Funds received or held by the Corporation under this Plan may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares reserved or authorized to be reserved under this Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the Offering Price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting the Corporation's common stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     16. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan's qualification under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any such amendment shall be subject to stockholder approval.

     17. TERMINATION OF THE PLAN. This Plan and all rights of employees under any Offering hereunder shall terminate:

          (a) on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so

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     purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or

          (b) at any time, at the discretion of the Board of Directors of the Corporation.

No offering hereunder shall be made under which the Offering Period shall extend beyond April 30, 1997. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     18. ADMINISTRATION. The Plan will be administered by the Officer Compensation & Stock Option Committee of the Board of Directors. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.

     19. GOVERNMENTAL REGULATIONS. The Corporation's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

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